Exhibit 4.9

Debt Transfer and Offset Agreement

This Agreement is executed on March 25, 2017 by and among:

The Creditor: Beijing Cheerbright Technology Co., Ltd. (hereinafter referred to as “Cheerbright”)

The Transferors:

Li Xiang (“Li Xiang”), ID No.: ******************;

Fan Zheng (“Fan Zheng”), ID No.: ******************;

Qin Zhi (“Qin Zhi”), ID No.: ******************; and

The Transferees:

Lu Min (“Lu Min”), ID No.: ******************;

Lei Haiyun (“Lei Haiyun”), ID No.: ******************.

Whereas,

(1)	Cheerbright and Li Xiang executed a loan agreement dated June 7, 2011 in respect of the loan of RMB 6,120,000 extended by Cheerbright to Li Xiang, among other things; Cheerbright and Fan Zheng executed a loan agreement dated June 7, 2011 in respect of the loan of RMB 2,160,000 extended by Cheerbright to Fan Zheng, among other things; Cheerbright and Qin Zhi executed a loan agreement dated June 7, 2011 in respect of the loan of RMB 720,000 extended by Cheerbright to Qin Zhi, among other things;

(2)	Li Xiang, Fan Zheng and Qin Zhi intend to transfer to Lu Min and Lei Haiyun, and Lu Min and Lei Haiyun agree to accept, all debts and all of their rights and obligations under the said loan agreements as described in above (1);

(3)	The registered capital of Beijing Autohome Information Technology Co., Ltd. (hereinafter referred to as “the Target Company”) is RMB 10,000,000, of which Li Xiang contributed RMB 6,800,000, accounting for 68% of the total; Fan Zheng contributed RMB 2,400,000, accounting 24% of the total; and Qin Zhi contributed RMB 800,000, accounting for 8% of the total. On March 25, 2017, Li Xiang, Fan Zheng and Qin Zhi executed an equity interest purchase agreement with Lu Min and Lei Haiyun in respect of sale of 100% equity interests in the Target Company (hereinafter referred to as “Equity Interest Purchase Agreement”). Lu Min and Lei Haiyun purchase the 100% equity interests in the Target Company according to the directive of Cheerbright. Pursuant to the provisions of the Equity Interest Purchase Agreement, Lu Min and Lei Haiyun shall pay to Li Xiang, Fan Zheng and Qin Zhi respectively the equity interest sale prices that have not been paid yet. Li Xiang, Fan Zheng and Qin Zhi intend to offset the said equity interest sale prices against the debts owed by them to Lu Min and Lei Haiyun hereunder according to the following provisions; and

(4)	Any currency as referred to herein shall mean RMB, except as otherwise specified.

NOW THEREFORE, in accordance with applicable laws and regulations and through amicable consultation, the Parties hereby enter into this Agreement as below:

Clause 1 Transfer of Debts

1.1	Li Xiang agrees to transfer to Lu Min, and Lu Min agrees to accept, the debt of RMB 3,060,000 owed by Li Xiang to Cheerbright, and Li Xiang agrees to transfer to Lei Haiyun, and Lei Haiyun agrees to accept, the debt of RMB 3,060,000 owed by Li Xiang to Cheerbright; Fan Zheng agrees to transfer to Lu Min, and Lu Min agrees to accept, the debt of RMB 1,080,000 owed by Fan Zheng to Cheerbright, and Fan Zheng agrees to transfer to Lei Haiyun, and Lei Haiyun agrees to accept, the debt of RMB 1,080,000 owed by Fan Zheng to Cheerbright; Qin Zhi agrees to transfer to Lu Min, and Lu Min agrees to accept, the debt of RMB 360,000 owed by Qin Zhi to Cheerbright, and Qin Zhi agrees to transfer to Lei Haiyun, and Lei Haiyun agrees to accept, the debt of RMB 360,000 owed by Qin Zhi to Cheerbright.

After the consummation of the transfer of the said debts, Li Xiang shall owe the debt of RMB 3,060,000 and RMB 3,060,000 respectively to Lu Min and Lei Haiyun, Fan Zheng shall owe the debt of RMB 1,080,000 and RMB 1,080,000 respectively to Lu Min and Lei Haiyun, and Qin Zhi shall owe the debt of RMB 360,000 and RMB 360,000 respectively to Lu Min and Lei Haiyun.

1.2	Cheerbright acknowledges and agrees to the said transfer of debts, and is willing to extend the loan of RMB 500,000 respectively to Lu Min and Lei Haiyun.

1.3	After the consummation of the transfer of the said debts, Li Xiang, Fan Zheng and Qin Zhi shall no longer owe any debt to Cheerbright; Lu Min shall owe the debt of RMB 5,000,000 in total to Cheerbright, and Lei Haiyun shall owe the debt of RMB 5,000,000 in total to Cheerbright.

Clause 2 Transfer of Rights and Obligations

2.1	In addition to the transfer of debts under Clause 1 hereof, Li Xiang agrees to transfer to Lu Min and Lei Haiyun, and Lu Min and Lei Haiyun agree to accept, all rights and obligations of Li Xiang under the relevant loan agreement; Fan Zheng agrees to transfer to Lu Min and Lei Haiyun, and Lu Min and Lei Haiyun agree to accept, all rights and obligations of Fan Zheng under the relevant loan agreement; Qin Zhi agrees to transfer to Lu Min and Lei Haiyun, and Lu Min and Lei Haiyun agree to accept, all rights and obligations of Qin Zhi under the relevant loan agreement.

2.2	Cheerbright acknowledges and agrees to the said transfer of rights and obligations.

2.3	Cheerbright, Lu Min and Lei Haiyun agree to novate the relevant loan agreements, so as to define Cheerbright’s claims against Lu Min and Lei Haiyun and relevant rights and obligations.

Clause 3 Offset of Debts

3.1	Pursuant to the provisions of the Equity Interest Purchase Agreement, Lu Min and Lei Haiyun shall respectively pay to Li Xiang the equity interest sale prices of RMB 3,400,000; Lu Min and Lei Haiyun shall respectively pay to Fan Zheng the equity interest sale prices of RMB 1,200,000; Lu Min and Lei Haiyun shall respectively pay to Qin Zhi the equity interest sale prices of RMB 400,000. All of the said equity interest sale prices have not been paid.

3.2	It is acknowledged and agreed by Li Xiang, Fan Zheng and Qin Zhi that, the debts owed by Li Xiang, Fan Zheng and Qin Zhi respectively to Lu Min and Lei Haiyun shall be offset in part against the equity interest sale prices payable by Lu Min and Lei Haiyun respectively to Li Xiang, Fan Zheng and Qin Zhi under the Equity Interest Purchase Agreement.

3.3	After the said offset of debts in part, Lu Min shall pay the equity interest sale price of RMB 340,000 to Li Xiang, RMB 120,000 to Fan Zheng, and RMB 40,000 to Qin Zhi; Lei Haiyun shall pay the equity interest sale price of RMB 340,000 to Li Xiang, RMB 120,000 to Fan Zheng, and RMB 40,000 to Qin Zhi. It is agreed by the Parties, within 10 business days after the procedures for registration of change in equity interests in respect of the equity interest sale under the Equity Interest Purchase Agreement are properly handled with the competent administration for industry and commerce, Cheerbright shall, for the account of Lu Min, pay the equity interest sale price of RMB 340,000 to Li Xiang, RMB 120,000 to Fan Zheng, and RMB 40,000 to Qin Zhi, and, for the account of Lei Haiyun, pay the equity interest sale price of RMB 340,000 to Li Xiang, RMB 120,000 to Fan Zheng, and RMB 40,000 to Qin Zhi.

3.4	It is acknowledged by the Parties, the equity interest sale prices under the Equity Interest Purchase Agreement shall be the amounts net of tax. Any taxes or levies (if any) imposed with respect to the equity interest sale shall be borne by Cheerbright, instead of the sellers of the equity interests. Cheerbright shall be responsible for communicating with the competent taxation authorities and paying the relevant taxes as requested by taxation authorities, and shall assist the sellers of equity interests to obtain the receipts of tax payment.

Clause 4 Liabilities for Breach of Contract

If any party fails to perform or materially breaches any provision contained herein, he or she shall indemnify the non-breaching parties for any loss caused thereby, and, except as otherwise agreed in this Agreement, the non-breaching parties may terminate this Agreement and claim against the breaching party.

Clause 5 Dispute Resolution

This Agreement shall be governed by and construed in accordance with the applicable laws of the People’s Republic of China.

Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties through amicable consultation, failing which, a lawsuit may be brought with the competent court having jurisdiction.

Clause 6 Miscellaneous

6.1	This Agreement shall be executed in seven originals, of which each party and the Target Company shall keep one respectively.

6.2	This Agreement shall become effective immediately after it is sealed (in case of a corporate body) or signed (in case of a natural person) by each party.

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Beijing Cheerbright Technology Co., Ltd. (seal):

Li Xiang (signature):

/s/ Li Xiang

Qin Zhi (signature):	Fan Zheng (signature):

/s/ Qin Zhi	/s/ Fan Zheng

Lu Min (signature):	Lei Haiyun (signature):

/s/ Lu Min	/s/ Lei Haiyun

Date: March 25, 2017